                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 25, 1997 appearing on page F-1 of Aames Financial Corporation's Annual Report on Form 10-K for the year ended June 30, 1997.





/s/ Price Waterhouse LLP



Los Angeles, California
November 20, 1997